Exhibit 99.1

Humanigen Signs Definitive Agreements to Exchange Loan Obligations for Equity

Transactions Create Biotechnology Company Focused on Immunotherapy and Oncology

Lenzilumab Begins Development for Treating Key Side-Effects Associated with CAR-T

BRISBANE, Calif. – December 21, 2017 – Humanigen, Inc. (OTCQB: HGEN), a biopharmaceutical company pursuing cutting-edge science to develop its proprietary monoclonal antibodies for immunotherapy and oncology treatments, today announced it has entered into definitive agreements with its lenders to, among other things, exchange the entire balance of approximately $16.3 million in term loans for common stock of the company. The transactions are expected to close in the first quarter of 2018 subject to the satisfaction of certain conditions contained in the definitive agreements.

Humanigen will also receive a new $3 million investment from an affiliate of Black Horse Capital, one of the lenders, to fund the company and its transformational new strategy of developing the monoclonal antibodies lenzilumab and ifabotuzumab in the fast-growing and exciting areas of immunotherapy and oncology.

The company has begun work with leading key opinion leaders in the chimeric antigen receptor T-cell (CAR-T) therapy field to advance lenzilumab into phase 1 trials for the prevention of neurotoxicity associated with CAR-T therapy. Lenzilumab is an antagonist of circulating granulocyte-macrophage colony-stimulating factor (GM-CSF). GM-CSF is thought to be a potential key factor in neurotoxicity, and perhaps other side-effects, associated with CAR-T therapy.

By neutralizing circulating GM-CSF, and upon demonstrating meaningful effects on neurotoxicity without hampering the efficacy of CAR-T, lenzilumab has the potential to make CAR-T therapy:
•	safer by lessening neurotoxicity
•	more effective by allowing higher CAR-T doses, greater CAR-T expansion, and potentially reducing myeloid-derived suppressor cells (MDSC) that inhibit T cell function
•	a more routine out-patient procedure

Humanigen also continues to enroll patients in its phase 1 study of lenzilumab for the treatment of chronic myelomonocytic leukemia (CMML), a rare hematologic cancer, with interim data expected in the first half of 2018.

In addition, the other key asset in the Humanigen monoclonal antibody portfolio, ifabotuzumab, has been dosed in the first patient in an investigator-sponsored phase 0/1 radio-labeled imaging trial in glioblastoma multiforme (GBM), a particularly aggressive and deadly brain cancer. According to the investigators at the Olivia Newton-John Cancer Research Institute in Australia, the trial will seek to confirm the safety of ifabotuzumab and potentially determine the best dose to effectively penetrate brain tumors. The investigators expect 12 patients to participate in the trial, for which eligibility criteria are recurrent GBM and receipt of only one type of chemotherapy for disease recurrence. The company also is exploring partnering opportunities to enable further development of ifabotuzumab as a potential treatment for certain solid and hematologic cancers as an antibody-drug conjugate (ADC) and as a CAR-T construct.

1000 Marina Boulevard, Suite 250   |   Brisbane, CA 94005   |   Phone 650.243.3100   |   Fax 650.243.3260   |   www.humanigen.com

“This transaction resets Humanigen as a cutting-edge science immunotherapy and oncology biotechnology company,” said Cameron Durrant, MD, chairman and CEO. “By following the recent, exciting, ground-breaking science related to lenzilumab’s potential utility to help in CAR-T therapy, as well as a new clinical trial for ifabotuzumab, we are writing a new history for Humanigen driven by science to help patients with new medical innovations.”

At the transactions’ closing, the company will issue 59,786,848 new shares of common stock to the lenders in exchange for the satisfaction and extinguishment of the company’s obligations with respect to its outstanding secured loans. In addition, at closing, Humanigen will assign all of its assets and rights related to its former benznidazole drug candidate to a new entity formed and controlled by one of the lenders. As previously reported, these assets and rights are no longer relevant to the company’s forward-looking business plan as described above. And the company will issue 32,028,669 new shares of common stock to an affiliate of Black Horse Capital for $3 million, of which $1.5 million in new capital is expected to be received by the company on December 22, 2017 in the form of a secured loan that will be converted into common stock at the close. In total, these transactions provide $19.3 million of value to the company in return for the issuance of approximately 91.8 million shares of stock; common stock currently outstanding will represent 14% of the post-closing total outstanding shares.

The total number of new shares to be issued to affiliates of Black Horse Capital at the closing of these transactions, when combined with their existing ownership stakes, will result in Black Horse Capital and its affiliates owning more than 50% of the company’s outstanding shares of common stock.

About Humanigen

Humanigen, Inc. is a biopharmaceutical company pursuing cutting-edge science to develop its proprietary monoclonal antibodies for immunotherapy and oncology treatments.  Derived from the company’s Humaneered® platform, lenzilumab and ifabotuzumab are lead compounds in the portfolio of monoclonal antibodies with first-in-class mechanisms. Lenzilumab, which targets granulocyte-macrophage colony-stimulating factor (GM-CSF), is in development as a potential medicine to make chimeric antigen receptor T-cell (CAR-T) therapy safer and more effective, as well as a potential treatment for rare hematologic cancers such as chronic myelomonocytic leukemia (CMML) and juvenile myelomonocytic leukemia (JMML). Ifabotuzumab, which targets Ephrin type-A receptor 3 (EphA3), is being explored as a potential treatment for glioblastoma multiforme (GBM) and other deadly cancers. For more information, visit www.humanigen.com.

Forward-Looking Statements

This release contains forward-looking statements that are intended to be subject to protection afforded by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual events or results may differ materially from those contained in the forward-looking statements. Words such as "will," "expect," "intend," "plan," "potential," "possible," "goals," "accelerate," "continue," and similar expressions identify forward-looking statements, including, without limitation, statements regarding the anticipated closing date of the transactions; our expectations regarding our ability to satisfy certain closing conditions, some of which are outside of our control; and our expectations for executing on the key priorities and anticipated milestones described above in regard to phase 1 trials of lenzilumab for the prevention of neurotoxicity associated with CAR-T and as a potential treatment of CMML, and the investigator-sponsored phase 0/1 radio-labeled imaging trial of ifabotuzumab as a potential treatment of GBM. Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the failure to consummate the transactions due to unsatisfied closing conditions or otherwise; the risks inherent in Black Horse Capital and its affiliates owning more than 50% of our outstanding common stock upon closing, including their ability to control the company; the effect on our stock price of the significant dilution that will result from issuing common stock upon conversion of the term loan and the new capital investment as described above; our lack of profitability and the need for additional capital to operate our business as a going concern; the uncertainties inherent in the development and launch of any new pharmaceutical product; the outcome of pending or future litigation; and the various risks and uncertainties described in the "Risk Factors" sections and elsewhere in the Company's periodic and other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this release. We undertake no obligation to revise or update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

CONTACT:

Investors:
Cameron Durrant
650-243-3181
cdurrant@humanigen.com

Mike Cole
O: 949-259-4988
C: 949-444-1341
mike.cole@mzgroup.us

Media:
media@humanigen.com

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